Exhibit l

                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038


October 11, 2000

PW Juniper Crossover Fund, L.L.C.
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to PW Juniper Crossover Fund, L.L.C. (the "Fund") in connection with the preparation and filing by the Fund of a Registration Statement on Form N-2, Registration Nos. 333-45166 and 811-10113 (the "Registration Statement"), relating to the offering of limited liability company interests of the Fund ("Interests").

We have examined copies of the Fund's Certificate of Formation and Amendment to the Certificate of Formation, the Registration Statement, and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), the Interests to be offered for sale pursuant to the Prospectus included as part of the Registration Statement will have been duly authorized and, when sold, issued and paid for as contemplated by the Prospectus and authorized by the Fund's Board, will have been validly and legally issued and will be fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP
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STROOCK & STROOCK & LAVAN LLP